Exhibit 99.5

OCEANIC ENTERPRISES, INC.

CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

UNAUDITED

OCEANIC ENTERPRISES, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$78	$7
Accounts receivable, related party – Baja Aquafarms	2,922	646
Accounts receivable – Rancho Marino	—	2,157
Notes receivable, related party – Baja Aquafarms	—	700
Other receivables	32	—
Inventories	36	6
Prepaid expenses and other current assets	74	10
Deferred income taxes	—	430
Total current assets	3,142	3,956

Property and equipment, net	173	95
Deferred income taxes	430	—
Other assets	118	116
Total assets	$3,863	$4,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$187	$264
Accounts payable, related party	2	1,633
Accrued liabilities	15	31
Notes payable, related party	3,500	—
Total current liabilities	3,704	1,928

Notes payable, related party	—	1,940
Total liabilities	3,704	3,868

Stockholders’ equity:
Common stock, no par value; 200,000 shares authorized; 10,000 shares issued and outstanding at September 30, 2010 and December 31, 2009	10	10
Additional paid-in capital	1,000	1,000
Retained deficit	(851)	(711)
Total stockholders’ equity	159	299
Total liabilities and stockholders’ equity	$3,863	$4,167

See accompanying notes to unaudited condensed financial statements.

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OCEANIC ENTERPRISES, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Net revenue	$1,800	$10,507
Cost of goods sold	—	(9,069)
Gross profit	1,800	1,438

Selling, general and administrative expenses	(1,467)	(1,583)

Operating income (loss)	333	(145)

Gain on foreign currency transactions	—	115
Interest expense	(471)	(91)
Loss on sale of asset	(2)	—

Loss before income taxes	(140)	(121)
Income tax expense	—	—
Net loss	$(140)	$(121)

See accompanying notes to unaudited condensed financial statements.

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OCEANIC ENTERPRISES, INC.

CONDENSED STATEMENTS OF EQUITY

(in thousands)

(Unaudited)

	Common Stock		Additional Paid-In	Retained Earnings
	Shares	Amount	Capital	(Deficit)	Total
Equity at December 31, 2009	10,000	$10	$1,000	$(711)	$299

Net income	—	—	—	(140)	(140)

Balance at September 30, 2010	10,000	$10	$1,000	$(851)	$159

See accompanying notes to unaudited condensed financial statements.

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OCEANIC ENTERPRISES, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities:
Net loss	$(140)	$(121)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	—
Loss on disposal of assets	2	—
Changes in assets and liabilities:
Accounts receivable, related parties	(119)	(826)
Other receivables	(17)	(8)
Inventories	(30)	(6)
Prepaid expenses and other assets	(82)	(30)
Accounts payable and accrued expenses	(241)	(208)
Accounts payable, related parties	(1,483)	(44)
Net cash used in operating activities	(2,110)	(1,243)

Investing activities:
Purchases of property and equipment	(85)	(11)
Proceeds from sale of property and equipment	5	—
Notes receivable issued to related party	(4,172)	—
Repayments of notes receivable issued to related party	4,872	—
Net cash provided by (used in) investing activities	620	(11)

Financing activities:
Borrowings from related parties	9,479	—
Repayments of borrowings from related parties	(7,918)	(1,364)
Borrowing from third parties	940	—
Repayments of borrowings from third parties	(940)	—
Net cash provided by (used in) financing activities	1,561	(1,364)

Net increase (decrease) in cash and cash equivalents	71	(2,618)
Cash and cash equivalents at beginning of period	7	2,995
Cash and cash equivalents at end of period	$78	$377

Supplemental disclosures of non-cash activities:
Cash paid during the year for:
Interest	$471	$91
Income Taxes	2	—

See accompanying notes to unaudited condensed financial statements.

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OCEANIC ENTERPRISES, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF THE BUSINESS AND ORGANIZATION

Oceanic Enterprises, Inc., a California Corporation, (“Oceanic” or the “Company”) was formed in November 2000, primarily to provide support and management services to Baja Aqua Farms, S.A. de C.V., a Mexico corporation (“Baja”) affiliated though certain common ownership. Baja is engaged in the business of fishing and fish farms off the coast of Baja California, Mexico. The primary product and market of Baja is Blue Fin tuna for sale on the Japanese fish exchanges. Oceanic contracts to distribute fish, and provides, support personnel, fish processing, shipping, selling and accounts receivable billing and collection services for the benefit of the Baja.

Oceanic Enterprises, Inc.’s, common stock was 100% owned by AUSA ehf, Iceland (“AUSA”) in 2008. In January 2009 AUSA merged with Holshyrna ehf, Iceland a private holding company (“Holshyrna”), acquiring the 100% of the stock of Oceanic Enterprises, Inc. Holshyrna and its predecessor AUSA , also owned 99.98% interest in Baja. In April 2010, Baja completed a reorganization resulting in Holshyrna owning less than a majority interest in Baja. As Oceanic and Baja were not under common control or management during or upon completion of the reorganization, the financial statements of the two entities cannot be combined or consolidated.

On July 20, 2010, Holshyrna entered into a stock purchase agreement with Umami Sustainable Seafood Inc. (Umami), providing for the sale from Holshyrna of a total of 33% of the equity of Oceanic. The agreement provided for the acquisition of the 33% interest in Oceanic for $0.3 million.

As part of the stock purchase agreement, Umami also acquired the option, exercisable by September 15, 2010, to purchase all remaining Oceanic shares in consideration for a cash payment of $0.7 million. On September 15, 2010, Umami exercised the option and on November 30, 2010 Umami completed the acquisition of Oceanic and Oceanic became Umami’s wholly owned subsidiary.

Simultaneously with the acquisition agreements discussed above, Baja was also acquired by Umami.

These financial statements of Oceanic are presented in accordance with the SEC rules for an acquisition of an entity. As such, the financial statements are presented on a stand-alone basis and include only the assets, liabilities and operations of Oceanic and are not consolidated or combined with any other entities controlled or majority owned by Holshyrna which are not part of the acquisition. These financial statements present all the costs of doing business, as no material costs were incurred by Holshyrna on the subsidiary’s behalf that were not billed and paid for by Oceanic.

NOTE 2 - BASIS OF PRESENTATION

Oceanic maintains its book and records in U.S. dollars and prepares its financial statements in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although we believe that the disclosures made are adequate to make the information not misleading.

The interim condensed financial statements (“interim statements’) at September 30, 2010 are unaudited. In the opinion of management, all adjustments and disclosures considered necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods have been included. These adjustments are of a normal recurring nature. However, the reported results for the interim period ended September 30, 2010 are not necessarily indicative of the results that may be expected for any other interim period or for the entire fiscal year.

Oceanic’s functional and reporting currency is the United States dollar (the USD). All amounts are stated in thousands of USD, unless indicated otherwise.

Certain items in these financial statements have been reclassified from prior presentations with no effect on previously reported equity or net income.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

For the period from January 1, 2009 to June 30, 2009, Oceanic’s revenues came from direct sales of fish (acquired exclusively from Baja Aqua Farms) to third parties as well as from Baja Aqua Farms for fees charged for management and administrative services, commissions, and vessel use fees. Oceanic also administers contracts for processing fish and purchasing of certain supplies and equipment in the US for the benefit of Baja Aqua Farms. Oceanic capitalizes these costs and expenses, which are invoiced to Baja Aqua Farms for full reimbursement. Accordingly, the recovery of these costs and expenses are not included in the revenues, expenses and cash flows of Oceanic.

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NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES – Continued

Cash and Cash Equivalents

Cash and cash equivalents are comprised of short-term, highly liquid investments including certificates of deposits with maturities of 90 days or less. Oceanic maintains cash and cash equivalent balances at a large national financial institution. The accounts are insured by the Federal Deposit Insurance Corporation up to $250. From time to time Oceanic’s cash balances exceed the deposit insurance limits. During seasonal periods Oceanic will maintain certain deposits in Japanese yen and hedge contracts as a result of its billing and collection process for fish sold in Japan by Oceanic and for Baja Aqua Farms. Rate exchange gains or losses are credited or charged to the books based upon for Oceanic for its direct sales of fish and reimbursed by Baja Aqua Farms for any sales administered on its behalf.

Accounts Receivable – Baja Aqua Farms

At September 30, 2010 and December 31, 2009 accounts receivable represent amount due from Baja Aqua Farms for management services, commission, processing fees and reimbursable expenses paid by Oceanic on behalf of Baja Aqua Farms. Accordingly, management believes receivables are fully collectible, and no reserve for allowance for doubtful accounts has been established.

Inventory – Cost of Goods Sold

For the period ending September 30, 2009 costs of goods sold include $6,648 for cost fish acquired exclusively from Baja Aqua Farms for direct sales by Oceanic.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets, which range from 5 to 10 years. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. For the nine months ending September 30, 2010 and 2009, $38 and $37 was charged to depreciation expense respectively.

Accounts Payable To — Baja Aqua Farms

During fishing and harvest cycles Oceanic provides selling, billing and collection services for Baja Aqua Farms for fish sales. Oceanic provides credit to customers and generally requires no security or collateral. Oceanic performs a regular review of customer activity and uses the direct write-off method for any uncollectible accounts, which are charged to Baja Aqua Farms. These receivable balances are offset by a contra-payable account to Baja Aqua Farms, and when collections are received they are remitted to Baja Aqua Farms. From time to time to Oceanic will retain these deposits to cover cash shortages which are classified as “Amounts due to – Baja Aqua Farms”.

Income Taxes and Deferred Taxes

Income and deferred taxes has been recorded under the liability method whereby deferred tax asset or liability account balances are calculated at the balance sheet date using current tax laws and rates in effect. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities, as well as the expected future tax benefit to be derived from tax loss and credit carry forwards. Deferred income tax expense is generally the net change during the year in the deferred income tax asset or liability. Valuation allowances are established when realization of deferred tax assets is uncertain. The effect of tax rate changes is reflected in tax expense during the period in which such changes are enacted.

Use of Estimates

The preparation of financial statements requires that management make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the prior year to conform to the current presentation.

NOTE 4 – DUE FROM AND NOTES RECEIVABLE - RELATED PARTIES

As at December 31, 2009 Oceanic converted $700 of Baja Aqua Farms accounts receivable to a note which was recorded as a note receivable for a period of one year. All principal and accrued and unpaid interest at rate of 6.5% per annum is due December 1, 2010. The balance as at September 30, 2010 was Nil.

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NOTE 4 – DUE FROM AND NOTES RECEIVABLE - RELATED PARTIES – Continued

Oceanic has makes certain advances to or on behalf of other support entities which are related to Baja Aqua Farms for general financing needs and to acquiring certain assets including Mexican fishing and farming permits: as at December 31, 2009 these related entities include:

Rancho Marino Guadalupe – an entity established to hold certain assets and farming permits which was owned 99% by Baja Aqua Farms and 1% by Marpesca through January 25, 2010 at which time it was sold to a related party of Baja.

Marpesca – an entity established to acquire and hold fishing permits which is owned 49% by Baja Aqua Farms and 51% by an unrelated Mexican national.

NOTE 5 – RELATED PARTIES –UMAMI AND ATLANTIS

On July 20, 2010, Oceanic entered into a Stock Purchase Agreement with Umami Sustainable Seafood Inc (“Umami”), Corposa, S.A. de C.V. (“Corposa”), Holshyrna ehf, (“Holshyrna”), Marpesca, S.A. de C.V, (“Marpesca”), Vilhelm Gudmundsson and Robert Gudfinnsson, providing for the sale from Corposa and Holshyrna of 33% of the equity of Baja and Oceanic. Under the terms of the transaction, Oceanic has been advanced $3,500 as of September 30, 2010 from Atlantis h.f., the majority shareholder of Umami.

NOTE 6 – LEASE COMMITMENTS

In January 2007 Oceanic entered into a non-cancelable long-term lease commitment for office facilities located in San Diego California. Occupancy commenced in March 2007 with a 62-month term ending in May 2012. As of September 30, 2010, rent was payable monthly at $9, plus a percentage of common operating costs. The monthly rent increases of approximately 3% annually each April over the lease term.

Oceanic leases numerous residential properties for use by certain maritime and temporary personnel as well as for visiting contractors. The leases were originally signed for one year or less with several converting to month-to-month agreements at the expiration of the original lease term. The total combined monthly rental payments on the residential lease agreements were approximately $6 per month as of September 30, 2010.

Total rent and occupancy costs charged to operations for the nine months ending September 30, 2010 and 2009 were $158 and $153, respectively.

Total minimum annual long-term lease commitments (i.e. agreements lasting longer than one year) as of September 30, 2010 are as follows:

Year	Rents
2010	104
2011	107
2012	46
$257

NOTE 7 – DEPOSITS, RELATED LETTER OF CREDIT AND PURCHASE COMMITMENTS

Included in Long-Term Deposits at September 30, 2010 and December 31, 2009 is a $50 deposit held as collateral for an outstanding letter of credit issued for the purpose of obtaining US Customs Carrier Bond (# 259601974) related to the use and operations of the Cape Falcon, (a vessel owned by Baja Aqua Farms used to transport fish, personnel and equipment between US and Mexico), and a $58 office lease deposit.

NOTE 8 – LOANS PAYABLE – Stockholders

During 2008, the majority Stockholder made certain loans from entities controlled by the Stockholder totaling $3,324. Notes are due on demand, but management has classified these as long-term based upon the majority Stockholder’s representation. For the year ended December 31, 2009 interest of $148 was accrued and charged to operations, at a 6.8% per annum, with $40 paid and $148 accrued unpaid as of December 31, 2009.

For the nine months ended September 30, 2010 no interest was charged, the accrued interest as at December 31, 2009 was included in the loan balance and the entire loan was repaid to the shareholders.

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NOTE 9 – COMMON STOCK

Oceanic has a single class of no par value common stock with 200,000 shares authorized, and 10,000 issued and outstanding as of December 31, 2009 and 2008. In January 2009 AUSA ehf merged with Holshyrna ehf (Iceland) a Private holding company, acquiring the 100% of the stock of Oceanic Enterprises, Inc.

NOTE 10 - INCOME TAXES

We calculate our interim tax provision in accordance with the guidance for accounting for income taxes in interim periods. At the end of each interim period, we estimate the annual effective tax rate and apply that tax rate to our ordinary year-to-date pre-tax income. The tax expense or benefit related to significant, unusual or extraordinary discrete events during the interim period is recognized in the interim period in which those events occurred. In addition, the effect of changes in enacted tax laws or rates or tax status is recognized in the interim period in which the change occurs.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. We have established a valuation allowance against our deferred tax assets due to the uncertainty that such assets will be realized. We periodically evaluate the recoverability of the deferred tax assets. At such time as it is determined that it is more likely than not that deferred tax assets will be realizable, the valuation allowance will be reduced.

The Company’s policy is to classify interest and penalties related to income tax matters as income tax expense. The Company had no accrual for interest or penalties at September 30, 2010 or 2009, and has not recognized interest or penalties in the statements of operations for the six months ended September 30, 2010.

NOTE 11 – RELATED PARTY ACCOUNTS AND TRANSACTIONS

In May 2001, Oceanic purchased a Vessel known as Cape Falcon with funds advances from Baja Aqua Farm the vessel is flagged in the US and owned by Oceanic for use in supporting the fishing and fish farming activities of Baja Aqua Farms. The advanced funds were converted to $300, ten-year term, balloon note with interest at 4.75% per annum payable on demand; all principal and unpaid interest due April 2011. In July 2007, the note was paid in full. In October 2008, Oceanic sold the Cape Falcon and certain related vessel equipment to Baja Aqua Farms for $75 resulting in a $15 loss included in other income and loss for the year ending December 31, 2008.

Attached is a summary schedule of the related party accounts balance as at September 30, 2010 and

December 31, 2009 and the transactions for the nine months ending September 30, 2010 and 2009.

The related party amounts above are included in the balance sheet and income statement as follows (in thousands):

Balance Sheet:	September 30, 2010	December 31, 2009
Accounts receivable, Baja	$2,922	$646
Accounts receivable, Rancho Marino	—	2,157
Total accounts receivable, related parties	$2,922	$2,803

Notes receivable, Baja	$—	$700

Accounts payable, Baja	$2	$1,485

Accrued related party interest – included in accrued liabilities	$—	$148

Notes payable, current, Atlantis Group	$3,500	$—

Notes payable, noncurrent, Shareholders	$—	$1,940

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NOTE 11 – RELATED PARTY ACCOUNTS AND TRANSACTIONS – Continued

	Nine Months Ended September 30,
Statement of Operations	2010	2009
Management services fees charged to Baja – included in net revenue	$1,800	$800
Purchases of Bluefin Tuna from Baja – included in cost of goods sold	—	6,648
Interest expense on related party loans - Baja	—	91
Interest expense on related party loans - Holshyrna	259	—
Interest expense on related party loans – Atlantis Group	70	—

NOTE 12 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 13, 2012, the date through which these financial statements were available to be issued.

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